Exhibit 99.1

NEWS RELEASE

Threshold Pharmaceuticals Reports Third Quarter 2015 Financial and Operational Results

SOUTH SAN FRANCISCO, CA – November 2, 2015 – Threshold Pharmaceuticals, Inc. (NASDAQ: THLD) today reported financial results for the third quarter 2015. Revenue for the third quarter ended September 30, 2015 was $3.7 million. The operating loss for the third quarter ended September 30, 2015 was $6.8 million. The net loss for the third quarter ended September 30, 2015 was $6.4 million, which included the operating loss of $6.8 million and non-cash income of $0.3 million related to the changes in fair value of the Company's outstanding warrants and was classified as other income (expense). As of September 30, 2015, Threshold had $56.4 million in cash, cash equivalents and marketable securities, with no debt outstanding.

“This is an exciting time for Threshold as we anticipate announcing top-line results from the two pivotal Phase 3 clinical trials of evofosfamide in patients with advanced soft tissue sarcoma (TH-CR-406) and in patients with advanced pancreatic cancer (MAESTRO) around the end of this year,” said Barry Selick, Ph.D., Chief Executive Officer at Threshold. “In the third quarter, we also made significant progress with tarloxotinib, our exclusively-licensed hypoxia-activated EGFR tyrosine kinase inhibitor, with the initiation of two proof-of-concept Phase 2 clinical trials. We expect to have preliminary data from those trials in the first half of 2016."

Third Quarter 2015 Financial and Operational Results

Revenue of $3.7 million was recognized for both the third quarter of 2015 and 2014. Revenue is related to the amortization of the aggregate of $110 million in upfront and milestone payments earned in 2013 and 2012 from Threshold’s collaboration with Merck KGaA, Darmstadt, Germany, for evofosfamide (previously known as TH-302). The revenue from the upfront and milestone payments earned under the agreement is being amortized over the relevant performance period, rather than being immediately recognized when the upfront and milestone payments are earned or received.

The net loss for the third quarter of 2015 was $6.4 million compared to a net loss of $7.7 million for the third quarter of 2014. Included in the net loss for the third quarter of 2015 was an operating loss of $6.8 million and non-cash income of $0.3 million compared to an operating loss of $7.6 million and non-cash expense of $0.3 million included in the net loss for the third quarter of 2014. The non-cash income or expense is related to the change in fair value of the Company's outstanding warrants and was classified as other income (expense).

Research and development expenses were $8.1 million for the third quarter of 2015 compared to $8.9 million for the third quarter of 2014. The decrease in research and development expenses was due primarily to a $1.1 million net decrease in clinical development expenses, net of reimbursement from Merck KGaA, Darmstadt, Germany related to their 70% share of total development expenses for evofosfamide. The decrease in clinical development expenses was due to a decrease in clinical development expenses for evofosfamide, partially offset by an increase in clinical development expenses for tarloxotinib.

General and administrative expenses were $2.4 million for both the third quarter of 2015 and 2014.

Non-cash stock-based compensation expense included in total operating expenses was $1.5 million for the third quarter of 2015 versus $1.2 million for the third quarter of 2014. The increase in stock-based compensation expense was due to the amortization of a greater number of options with higher fair values.

NEWS RELEASE

As of September 30, 2015 and June 30, 2015, Threshold had $56.4 million and $67.0 million in cash, cash equivalents and marketable securities, respectively. The net decrease of $10.6 million in cash, cash equivalents and marketable securities during the third quarter of 2015 was primarily due to the Company’s operating cash requirements for the third quarter of 2015.

Corporate Highlights

Announced the appointment of Mark Hopkins, J.D., Ph.D., as Vice President of Intellectual Property and Assistant General Counsel. In this newly created position, Dr. Hopkins oversees worldwide intellectual property strategy and activities related to further advancement of Threshold's intellectual property portfolio for its investigational anti-cancer therapeutics, evofosfamide and tarloxotinib, and hypoxia-activated prodrug technology. Dr. Hopkins is also responsible for oversight of corporate legal matters at Threshold.

Threshold- and Merck KGaA, Darmstadt, Germany-Sponsored Trials of Evofosfamide: Clinical Development Highlights and Outlook

Announce top-line data from the two pivotal Phase 3 clinical trials. The companies are focused on efficient execution of the two Phase 3 clinical trials of evofosfamide: one in patients with advanced soft tissue sarcoma (TH-CR-406) and the other in patients with advanced pancreatic cancer (“MAESTRO”). The current expectations are that top-line data will be announced around the end of 2015 for both trials and that the companies will prepare for potential submission of marketing applications, assuming the data from the trials are supportive.

Continue enrollment in the Phase 2 non-squamous non-small cell lung cancer clinical trial. Threshold is conducting a 440-patient, randomized, double-blind, placebo-controlled trial of evofosfamide in combination with pemetrexed in patients with second-line advanced non-squamous non-small cell lung cancer. This international Phase 2 clinical trial is designed to support registration and will compare the combination of evofosfamide plus pemetrexed versus pemetrexed plus placebo as second-line therapy in this patient population. Overall survival is the primary endpoint. Enrollment in the trial is ongoing.

Commence enrollment in final cohort of the Phase 1/2 multiple myeloma clinical trial. Threshold plans to initiate dosing with the combination of evofosfamide, dexamethasone, and Pomalyst® (pomalidomide, an immunomodulatory drug) in up to 38 patients with relapsed/refractory multiple myeloma in the final cohort of its ongoing Phase 1/2 trial. A total of 62 patients have been enrolled in the trial in which the safety and efficacy of evofosfamide plus dexamethasone with or without Velcade® (bortezomib, a proteasome inhibitor) was assessed.

Threshold-Sponsored Trials of Tarloxotinib Bromide*: Clinical Development Highlights and Outlook

Initiated patient dosing in Phase 2 non-small cell lung cancer clinical trial. In August, Threshold announced that the Company, in collaboration with the Academic Thoracic Oncology Medical Investigators Consortium (ATOMIC), initiated the first Phase 2 clinical trial of tarloxotinib for the treatment of patients with mutant epidermal growth factor receptor (EGFR) non-small cell lung cancer who have been previously treated with an EGFR tyrosine kinase inhibitor and are progressing on treatment, but have not acquired the T790M resistance mutation. The trial is expected to enroll up to 37 patients; preliminary data are expected to be available in the first half of 2016.

NEWS RELEASE

Initiated patient dosing in Phase 2 squamous cell carcinomas clinical trial. In August, Threshold announced initiation of dosing in a Phase 2 clinical trial of tarloxotinib for the treatment of patients with recurrent or metastatic squamous cell carcinoma of the head and neck or skin. The trial is expected to enroll up to 69 patients; preliminary data are expected to be available in the first half of 2016.

About Evofosfamide

Evofosfamide (previously known as TH-302) is an investigational hypoxia-activated prodrug that is thought to be activated under severe hypoxic tumor conditions, a feature of many solid tumors. Areas of low oxygen levels (hypoxia) in solid tumors are due to insufficient blood vessel supply. Similarly, the bone marrow of patients with hematological malignancies has also been shown, in some cases, to be severely hypoxic.

Evofosfamide is currently in two Phase 3 trials, both of which are fully recruited: one in combination with doxorubicin versus doxorubicin alone in patients with locally advanced unresectable or metastatic soft tissue sarcomas (STS) (the TH-CR-406 trial), and the other in combination with gemcitabine versus gemcitabine and placebo in patients with locally advanced unresectable or metastatic pancreatic cancer (the MAESTRO trial). Both Phase 3 trials are being conducted under Special Protocol Assessment (SPA) agreements with the FDA. The FDA and the European Commission have granted evofosfamide Orphan Drug designation for the treatment of STS and pancreatic cancer. The FDA has also granted Fast Track designation for evofosfamide for both STS and pancreatic cancer. Evofosfamide is also being investigated in a Phase 2 trial designed to support registration for the treatment of non-squamous non-small cell lung cancer, and in earlier-stage clinical trials of other solid tumors and hematological malignancies.

Threshold has a global license and co-development agreement for evofosfamide with Merck KGaA, Darmstadt, Germany, which includes an option for Threshold to co-commercialize in the U.S.

About Tarloxotinib Bromide

Tarloxotinib bromide, or "tarloxotinib”, is a prodrug designed to selectively release a covalent (irreversible) EGFR tyrosine kinase inhibitor under severe hypoxia, a feature of many solid tumors. Accordingly, tarloxotinib has the potential to effectively shut down aberrant EGFR signaling in a tumor-selective manner, thus potentially avoiding or reducing the systemic side effects associated with currently available EGFR tyrosine kinase inhibitors. Tarloxotinib is currently being evaluated in two Phase 2 proof-of-concept trials: one for the treatment of patients with mutant EGFR-positive, T790M-negative advanced non-small cell lung cancer progressing on an EGFR tyrosine kinase inhibitor, and the other for patients with recurrent or metastatic squamous cell carcinomas of the head and neck or skin. Threshold licensed exclusive worldwide rights to tarloxotinib from the University of Auckland, New Zealand, in September 2014.

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About Threshold Pharmaceuticals

Threshold Pharmaceuticals, Inc. is a biotechnology company focused on the discovery and development of drugs targeting tumor hypoxia, the low oxygen condition found in microenvironments of most solid tumors as well as the bone marrows of some hematologic malignancies. This approach offers broad potential to treat a variety of cancers. By selectively targeting tumor cells, we are building a pipeline of drugs that hold promise to be more effective and less toxic to healthy tissues than conventional anticancer drugs. For additional information, please visit our website (www.thresholdpharm.com).

Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including all statements regarding anticipated development activities and clinical development outlook related to company- and Merck KGaA, Darmstadt, Germany-sponsored clinical trials for evofosfamide, including the expected efficient execution of and the expected timing of and availability of the top-line results from the ongoing evofosfamide Phase 3 clinical trials; and the potential submission of marketing applications for evofosfamide assuming the data from the Phase 3 clinical trials are supportive; the availability of preliminary data from the two Phase 2 proof-of-concept clinical trials of tarloxotinib and the timing thereof and the therapeutic potential of evofosfamide tarloxotinib. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the ability of Threshold and Merck KGaA, Darmstadt, Germany, to enroll or complete evofosfamide clinical trials, including the ability of Threshold and Merck KGaA, Darmstadt, Germany, to complete the ongoing Phase 3 clinical trials of evofosfamide in the expected timeframe or at all; the risk that Threshold cannot predict with certainty when data from clinical trials will be available; Threshold's dependence on its collaborative relationship with Merck KGaA, Darmstadt, Germany, including its dependence on decisions by Merck KGaA, Darmstadt, Germany, regarding the amount and timing of resource expenditures for the development of evofosfamide and the risk of potential disagreements with Merck KGaA, Darmstadt, Germany, regarding the commencement of additional clinical trials or milestone payments; the difficulty and uncertainty of pharmaceutical product development, including the time and expense required to conduct clinical trials and analyze data, and the uncertainty of clinical success and regulatory approval; the risk that later trials may not confirm the results of earlier trials; the risks that the design of, or data collected from, the ongoing Phase 3 clinical trials of evofosfamide may be inadequate to demonstrate safety and efficacy, or otherwise may be insufficient to support any marketing authorization submissions and/or regulatory approvals; issues arising in the regulatory process and the results of such clinical trials (including safety issues and efficacy results); dependence of Threshold and Merck KGaA, Darmstadt, Germany, on single source suppliers for evofosfamide, including the risk that these single source suppliers may be unable to meet clinical supply demands for evofosfamide which could significantly delay the development of evofosfamide; the ability of Threshold to enroll or complete planned tarloxotinib clinical trials; and Threshold's need for and the availability of resources to develop evofosfamide and tarloxotinib and to support Threshold's operations. Further information regarding these and other risks is included under the heading "Risk Factors" in Threshold's Quarterly Report on Form 10-Q, which has been filed with the Securities and Exchange Commission on November 2, 2015 and is available from the SEC's website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading "Investors". We undertake no duty to update any forward-looking statement made in this news release.

* Tarloxotinib bromide is the proposed International Nonproprietary Name (pINN)

Contact

Laura Hansen, Ph.D.

Senior Director, Corporate Communications

Phone: 650-474-8206

E-mail: lhansen@thresholdpharm.com

NEWS RELEASE

THRESHOLD PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenue	$3,680	$3,680	$11,041	$11,041

Operating expenses
Research and development	8,081	8,906	28,902	27,223
General and administrative	2,372	2,407	7,468	7,518
Total Operating Expenses	10,453	11,313	36,370	34,741

Loss from operations	(6,773)	(7,633)	(25,329)	(23,700)

Interest income (expense), net	27	27	99	97
Other income (expense) (1)	315	(341)	(661)	7,781
Loss before provision for taxes	$(6,431)	$(7,947)	$(25,891)	$(15,822)

Provision (benefit) for income taxes	-	(202)	-	(202)
Net Loss	$(6,431)	$(7,745)	$(25,891)	$(15,620)

Net loss per common share
Basic	$(0.09)	$(0.13)	$(0.37)	$(0.26)
Diluted	$(0.09)	$(0.15)	$(0.37)	$(0.37)

Weighted-average shares used in per common
share calculation:
Basic	71,382	59,845	69,833	59,500
Diluted	71,382	61,494	69,833	63,419

(1)	Noncash income (expense) related to change in the fair value of the Company's outstanding and exercised warrants, classified as other income (expense).

NEWS RELEASE

THRESHOLD PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)	(1)
Assets

Cash, cash equivalents and marketable securities	$56,414	$58,600
Collaboration Receivable	4,032	7,248
Prepaid expenses and other current assets	1,785	832
Property and equipment, net	404	557
Other assets	1,329	1,159
Total assets	$63,964	$68,396

Liabilities and stockholders' equity

Total current liabilities (2)	$24,258	$25,974
Deferred Revenue	51,153	62,194
Long-term liabilities (3)	19,448	4,204
Stockholders' equity (deficit)	(30,895)	(23,976)
Total liabilities and stockholders' equity (deficit)	$63,964	$68,396

(1)	Derived from audited financial statements
(2)	Amount includes current portion of deferred revenue of $14.7 million for both September 30, 2015 and December 31, 2014, respectively.
(3)	Includes as of September 30, 2015 and December 31, 2014, $19.3 million and $4.0 million of warrant liability, respectively.